Exhibit 99.1
Corpay Reports Second Quarter 2024 Financial Results
Paymerang acquisition closed on July 1, 2024

Atlanta, Ga., August 7, 2024 — Corpay, Inc. (NYSE: CPAY), a corporate payments company, today reported financial results for its second quarter ended June 30, 2024.

“Our results were slightly ahead of our expectations. Our most recent business trends, including same store sales, new sales and customer retention, all meaningfully improved in the second quarter, which bodes well for our 2024 exit,” said Ron Clarke, chairman and chief executive officer, Corpay, Inc. “Our Corporate Payments revenue continued to grow in the high teens and with the addition of Paymerang on July 1st and GPS Capital Markets expected in early 2025, that business is well on its way to becoming 40% of the company by the end of 2025.”

Financial Results for Second Quarter of 2024:

GAAP Results
•Revenues increased 3% to $975.7 million in the second quarter of 2024, compared with $948.2 million in the second quarter of 2023, which included $32 million of revenue from our sold Russia business.
•Net income attributable to Corpay increased 5% to $251.6 million in the second quarter of 2024, compared with $239.7 million in the second quarter of 2023.
•Net income per diluted share attributable to Corpay increased 10% to $3.52 in the second quarter of 2024, compared with $3.20 per diluted share in the second quarter of 2023.

Non-GAAP Results1
•EBITDA1 increased 4% to $517.7 million in the second quarter of 2024, compared to $497.1 million in the second quarter of 2023, up 10% ex-Russia.
•Adjusted net income attributable to Corpay1 increased 3% to $325.0 million in the second quarter of 2024, compared with $314.3 million in the second quarter of 2023.
•Adjusted net income per diluted share attributable to Corpay1 increased 8% to $4.55 in the second quarter of 2024, compared with $4.19 per diluted share in the second quarter of 2023, up 14% ex-Russia.

“Our Corporate Payments and Vehicle Payments segments delivered solid performance driven by implementations and ramping of new sales. Our U.S. local fleet and lodging businesses demonstrated progress in the second quarter with strong sales and improving same store sales,” said Tom Panther, chief financial officer, Corpay, Inc. “Our EBITDA margin improved 60 bps, and we repurchased 2.2 million shares in the quarter. This brings our total repurchases to 3.3 million shares for the year.”

Updated Fiscal Year 2024 Outlook:

“Our outlook for the remainder of the year includes $25-$35 million of Paymerang revenue, offset by slightly unfavorable foreign exchange rates and fuel prices compared with our May outlook, in addition to a slower lodging recovery. For the second half of 2024, we expect revenue growth acceleration as we exit the year, driven by sales, improving retention, flat same store sales and business initiatives,” concluded Panther.

For fiscal year 2024, Corpay, Inc. updated financial guidance1 is as follows:

•Total revenues between $3,975 million and $4,025 million;
•Net income between $1,058 million and $1,088 million;
•Net income per diluted share between $14.85 and $15.15;
•Adjusted net income between $1,345 million and $1,375 million; and
•Adjusted net income per diluted share between $18.85 and $19.15.

Corpay’s guidance assumptions are as follows:

For the balance of the year:
•Weighted average U.S. fuel prices equal to $3.55 per gallon;
•Fuel price spreads flat with the 2023 average; and
•Foreign exchange rates equal to the July 2024 monthly average.

For the full year:
•Interest expense between $370 million and $390 million;
•Approximately 72 million fully diluted shares outstanding;
•A tax rate of approximately 24% to 25%; and
•No impact related to material acquisitions not already closed.
Third Quarter of 2024 Outlook:
"Third quarter revenues are expected to be between $1,015 million and $1,035 million, and adjusted net income per diluted share between $4.90 and $5.00. Third quarter revenues and adjusted net income per diluted share growth, excluding the sale of our Russia business, is expected to be 7% and 13%, respectively at the mid-point,” concluded Panther.

Conference Call:

The Company will host a conference call to discuss second quarter 2024 financial results today at 5:30 pm ET. Hosting the call will be Ron Clarke, chief executive officer, Tom Panther, chief financial officer and Jim Eglseder, investor relations. The conference call will be webcast live from the Company's investor relations website at http://investor.corpay.com. The conference call can also be accessed live over the phone by dialing (800) 225-9448 or (203) 518-9708; the Conference ID is “CORPAY”. A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the replay access ID is 11156469. The replay will be available through Thursday, August 15, 2024. Prior to the conference call, the Company will post supplemental financial information that will be discussed during the call and live webcast.

Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about Corpay’s beliefs, assumptions, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project” or “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or other comparable terminology.
These forward-looking statements are not a guarantee of performance, and you should not place undue reliance on such statements. We have based these forward-looking statements largely on preliminary information, internal estimates and management assumptions, expectations and plans about future conditions, events and results. Forward-looking statements are subject to many uncertainties and other variable circumstances, such as our ability to successfully execute our strategic plan, manage our growth and achieve our performance targets; the impact of macroeconomic conditions, including any recession that has occurred or may occur in the future, and whether expected trends, including retail fuel prices, fuel price spreads, fuel transaction patterns, electric vehicle, and retail lodging price trends develop as anticipated and we are able to develop successful strategies in light of these trends; our ability to attract new and retain existing partners, fuel merchants, and lodging providers, their promotion and support of our products, and their financial performance; the failure of management assumptions and estimates, as well as differences in, and changes to, economic, market, interest rate, interchange fees, foreign exchange rates, and credit conditions, including changes in borrowers’ credit risks and payment behaviors; the risk of higher borrowing costs and adverse financial market conditions impacting our funding and liquidity, and any reduction in our credit ratings; our ability to successfully manage our credit risks and the sufficiency of our allowance for expected credit losses; our ability to securitize our trade receivables; the occurrence of fraudulent activity, data breaches or failures of our information security controls or cybersecurity-related incidents that may compromise our systems or customers’ information; any disruptions in the operations of our computer systems and data centers; the international operational and political risks and compliance and regulatory risks and costs associated with international operations; the impact of international conflicts, including between Russia and Ukraine, as well as within the Middle East, on the global economy or our business and operations; our ability to develop and implement new technology, products, and services; any alleged infringement of intellectual property rights of others and our ability to protect our intellectual property; the regulation, supervision, and examination of our business by foreign and domestic governmental authorities, as well as litigation and regulatory actions, including the lawsuit filed by the Federal Trade Commission (FTC); the impact of regulations and related requirements relating to privacy, information security and data protection; derivative and hedging activities; use of third-party vendors and ongoing third-party business relationships; and failure to comply with anti-money laundering (AML) and anti-terrorism financing laws; changes in our senior management team and our ability to attract, motivate and retain qualified personnel consistent with our strategic plan; tax legislation initiatives or challenges to our tax positions and/or interpretations, and state sales tax rules and regulations; the risks of mergers, acquisitions and divestitures, including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions; our ability to remediate material weaknesses and the ongoing effectiveness of internal control over financial reporting; our restatement of prior quarterly financial statements discussed in our Annual Report of Form 10-K for the year ended December 31, 2024 (the "2023 Form 10-K") may affect investor confidence and raise reputational issues and may subject us to additional risks and uncertainties, including increased professional costs and the increased possibility or legal proceedings and regulatory inquiries, as well as the other risks and uncertainties identified under the caption "Risk Factors" in the 2023 Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 29, 2024 and subsequent filings with the SEC made by us. These factors could cause our actual results and experience to differ materially from any forward-looking statement made herein. The forward-looking statements included in this press release are made only as of the date hereof and we do not undertake, and specifically disclaim, any obligation to update any such statements as a result of new information, future events or developments, except as specifically stated or to the extent required by law. You may access Corpay’s SEC filings for free by visiting the SEC web site at www.sec.gov.
About Non-GAAP Financial Measures:
This press release includes non-GAAP financial measures, which are used by the Company as supplemental measures to evaluate its overall operating performance. The Company’s definitions of the non-GAAP financial measures used herein may differ from similarly titled measures used by others, including within our industry. By providing these non-GAAP financial measures, together with reconciliations to the most directly comparable GAAP financial measures, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives. See the appendix for additional information regarding these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP measure.
The Company refers to free cash flow, cash net income and adjusted net income attributable to Corpay interchangeably, a non-GAAP financial measure. Adjusted net income attributable to Corpay is calculated as net income attributable to Corpay, adjusted to eliminate (a) non-cash stock based compensation expense related to stock based compensation awards, (b) amortization of deferred financing costs, discounts, intangible assets, and amortization of the premium recognized on the purchase of receivables, (c) integration and deal related costs, and (d) other non-recurring items, including unusual credit losses, the impact of discrete tax items, the impact of business dispositions, impairment charges, asset write-offs, restructuring costs, loss on extinguishment of debt, and legal settlements and related legal fees. We adjust net income for the tax effect of adjustments using our effective income tax rate, exclusive of discrete tax items. We calculate adjusted net income attributable to Corpay and adjusted net income per diluted share attributable to Corpay to eliminate the effect of items that we do not consider indicative of our core operating performance.
Adjusted net income attributable to Corpay and adjusted net income per diluted share attributable to Corpay are supplemental measures of operating performance that do not represent and should not be considered as an alternative to net income, net income per diluted share or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP. We believe it is useful to exclude non-cash share based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and share based compensation expense is not a key measure of our core operating performance. We also believe that amortization expense can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. Integration and deal related costs represent business acquisition transaction costs, professional services fees, short-term retention bonuses and system migration costs, etc., that are not indicative of the performance of the underlying business. We also believe that certain expenses, discrete tax items, gains on business disposition, recoveries (e.g. legal settlements, write-off of customer receivable, etc.), gains and losses on investments, and impairment charges do not necessarily reflect how our investments and business are performing. We adjust net income for the tax effect of each of these adjustments items using the effective tax rate during the period, exclusive of discrete tax items.
Organic revenue growth is calculated as revenue growth in the current period adjusted for the impact of changes in the macroeconomic environment (to include fuel price, fuel price spreads and changes in foreign exchange rates) over revenue in the comparable prior period adjusted to include or remove the impact of acquisitions and/or divestitures and non-recurring items that have occurred subsequent to that period. We believe that organic revenue growth on a macro-neutral, one-time item, and consistent acquisition/divestiture/non-recurring item basis is useful to investors for understanding the performance of Corpay.
EBITDA is defined as earnings before interest, income taxes, interest expense, net, other expense (income), depreciation and amortization, loss on extinguishment of debt, investment loss/gain and other operating, net. EBITDA margin is defined as EBITDA as a percentage of revenue.

Management uses adjusted net income attributable to Corpay, adjusted net income per diluted share attributable to Corpay, organic revenue growth and EBITDA:
•as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis;
•for planning purposes, including the preparation of our internal annual operating budget;
•to allocate resources to enhance the financial performance of our business; and
•to evaluate the performance and effectiveness of our operational strategies.

About Corpay

Corpay (NYSE: CPAY) is a global S&P 500 corporate payments company that helps businesses and consumers manage and pay expenses in a simple, controlled manner. Corpay’s suite of modern payment solutions help its customers better manage vehicle-related expenses (e.g. fueling and parking), travel expenses (e.g. hotel bookings) and accounts payable (e.g. paying vendors). This results in our customers saving time and ultimately spending less. Corpay – Payments made easy. For more information, please visit www.corpay.com.

Contact:
Investor Relations
Jim Eglseder, 770-417-4697
Jim.Eglseder@corpay.com

__________________________________________________________________________________
1 Reconciliations of GAAP results to non-GAAP results are provided in Exhibit 1, 5 and 6 attached. Additional supplemental data is provided in Exhibits 2-4. A reconciliation of GAAP guidance to non-GAAP guidance is provided in Exhibit 7.

Corpay, Inc. and Subsidiaries
Unaudited Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	% Change	2024	2023	% Change

Revenues, net	$975,710	$948,174	3%	$1,910,961	$1,849,507	3%
Expenses:
Processing	209,199	205,265	2%	416,610	410,232	2%
Selling	95,044	86,412	10%	189,232	168,004	13%
General and administrative	153,777	159,356	(4)%	305,039	314,040	(3)%
Depreciation and amortization	84,342	83,676	1%	169,102	167,908	1%
Other operating, net	9	815	NM	301	1,478	NM
Total operating expense	542,371	535,524	1%	1,080,284	1,061,662	2%
Operating income	433,339	412,650	5%	830,677	787,845	5%
Other expenses:
Investment (gain) loss	(36)	18	NM	(203)	(172)	18%
Other expense (income), net	4,496	(2,424)	NM	7,623	(1,678)	NM
Interest expense, net	94,677	88,486	7%	183,765	168,281	9%
Total other expense	99,137	86,080	15%	191,185	166,431	15%
Income before income taxes	334,202	326,570	2%	639,492	621,414	3%
Provision for income taxes	82,539	86,868	(5)%	158,026	166,877	(5)%
Net income	251,663	239,702	5%	$481,466	$454,537	6%
Less: Net income attributable to noncontrolling interest	38	—	NM	72	—	NM
Net income attributable to Corpay	$251,625	$239,702	5%	$481,394	$454,537	6%
Basic earnings per share	$3.59	$3.24	11%	$6.79	$6.17	10%
Diluted earnings per share	$3.52	$3.20	10%	$6.64	$6.08	9%
Weighted average shares outstanding:
Basic shares	70,107	73,887		70,934	73,705
Diluted shares	71,497	75,001		72,516	74,763

Corpay, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except share and par value amounts)

	June 30, 2024	December 31, 2023
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,357,567	$1,389,648
Restricted cash	2,189,729	1,751,887
Accounts and other receivables (less allowance)	2,412,011	2,161,586
Securitized accounts receivable — restricted for securitization investors	1,409,000	1,307,000
Assets held for sale	78,592	—
Prepaid expenses and other current assets	528,798	474,144
Total current assets	7,975,697	7,084,265
Property and equipment, net	357,759	343,154
Goodwill	5,545,966	5,644,958
Other intangibles, net	1,956,855	2,085,663
Investments	64,039	69,521
Other assets	296,219	248,691
Total assets	$16,196,535	$15,476,252
Liabilities and Equity
Current liabilities:
Accounts payable	$1,902,909	$1,624,995
Accrued expenses	367,753	356,118
Customer deposits	2,763,554	2,397,279
Securitization facility	1,409,000	1,307,000
Current portion of notes payable and lines of credit	1,106,744	819,749
Liabilities held for sale	9,504	—
Other current liabilities	283,083	320,612
Total current liabilities	7,842,547	6,825,753
Notes payable and other obligations, less current portion	4,817,634	4,596,156
Deferred income taxes	445,207	470,232
Other noncurrent liabilities	315,554	301,752
Total noncurrent liabilities	5,578,395	5,368,140
Commitments and contingencies
Stockholders’ equity:
Common stock	130	129
Additional paid-in capital	3,418,512	3,266,185
Retained earnings	8,674,053	8,192,659
Accumulated other comprehensive loss	(1,498,985)	(1,289,099)
Treasury stock	(7,843,005)	(6,887,515)
Total Corpay stockholders’ equity	2,750,705	3,282,359
Noncontrolling interest	24,888	—
Total equity	2,775,593	3,282,359
Total liabilities and equity	$16,196,535	$15,476,252

Corpay, Inc. and Subsidiaries
Unaudited Consolidated Statements of Cash Flows
(In thousands)

	Six Months Ended June 30,
	2024	2023
Operating activities
Net income	$481,466	$454,537
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	58,443	53,739
Stock-based compensation	52,087	60,844
Provision for credit losses on accounts and other receivables	53,485	74,418
Amortization of deferred financing costs and discounts	4,080	3,574
Amortization of intangible assets and premium on receivables	110,659	114,169
Deferred income taxes	(9,675)	(11,799)
Investment gain	(203)	(172)
Other non-cash operating expense, net	301	1,478
Changes in operating assets and liabilities (net of acquisitions/disposition)	140,462	348,172
Net cash provided by operating activities	891,105	1,098,960
Investing activities
Acquisitions, net of cash acquired	(59,871)	(126,694)
Purchases of property and equipment	(85,289)	(78,922)
Other	(1,453)	4,401
Net cash used in investing activities	(146,613)	(201,215)
Financing activities
Proceeds from issuance of common stock	100,241	66,148
Repurchase of common stock	(947,074)	(11,973)
Borrowings on securitization facility, net	102,000	(39,000)
Deferred financing costs	(3,176)	—
Proceeds from notes payable	325,000	—
Principal payments on notes payable	(51,063)	(47,000)
Borrowings from revolver	4,153,000	4,351,000
Payments on revolver	(3,811,000)	(4,817,000)
(Payments) borrowings on swing line of credit, net	(109,247)	255,750
Other	2,081	264
Net cash used in financing activities	(239,238)	(241,811)
Effect of foreign currency exchange rates on cash	(99,493)	38,401
Net increase in cash and cash equivalents and restricted cash	405,761	694,335
Cash and cash equivalents and restricted cash, beginning of year	3,141,535	2,289,180
Cash and cash equivalents and restricted cash, end of year	$3,547,296	$2,983,515
Supplemental cash flow information
Cash paid for interest, net	$237,912	$215,850
Cash paid for income taxes, net	$185,333	$238,769

Exhibit 1
RECONCILIATION OF NON-GAAP MEASURES
(In thousands, except shares and per share amounts)
(Unaudited)

The following table reconciles net income attributable to Corpay to adjusted net income attributable to Corpay and adjusted net income per diluted share attributable to Corpay:*

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income attributable to Corpay	$251,625	$239,702	$481,394	$454,537

Stock based compensation	27,108	34,748	52,087	60,844
Amortization[1]	56,881	57,704	114,739	117,743
Integration and deal related costs	7,128	9,580	11,363	15,465
Restructuring and related costs[2]	1,872	960	6,254	1,579
Other[2,3]	4,433	(1,415)	8,045	(392)
Total pre-tax adjustments	97,422	101,577	192,488	195,239
Income taxes[4]	(24,064)	(27,020)	(47,579)	(52,436)
Adjusted net income	$324,983	$314,259	$626,303	$597,340
Adjusted net income per diluted share attributable to Corpay	$4.55	$4.19	$8.64	$7.99
Diluted shares	71,497	75,001	72,516	74,763

[1] Includes consolidated amortization related to intangible assets, premium on receivables, deferred financing costs and debt discounts.
[2] Certain prior period amounts have been reclassified to conform with current period presentation.
[3] Includes losses and gains on foreign currency transactions, legal expenses, and removes the amortization attributable to the Company's noncontrolling interest.
[4] Represents provision for income taxes of pre-tax adjustments.
* Columns may not calculate due to rounding.

Exhibit 2
Key Performance Indicators, by Segment and Revenue Per Performance Metric on a GAAP Basis and Pro Forma and Macro Adjusted
(In millions except revenues, net per key performance metric)
(Unaudited)

The following table presents revenue and revenue per key performance metric by segment.*
	As Reported				Pro Forma and Macro Adjusted[2]
	Three Months Ended June 30,				Three Months Ended June 30,
	2024	2023	Change	% Change	2024	2023	Change	% Change
VEHICLE PAYMENTS
'- Revenues, net	$510.3	$509.6	$0.7	—%	$518.3	$492.0	$26.3	5%
'- Transactions	207.3	153.9	53.4	35%	207.3	193.7	13.6	7%
'- Revenues, net per transaction	$2.46	$3.31	$(0.85)	(26)%	$2.50	$2.54	$(0.04)	(2)%
'- Tag transactions[3]	21.4	19.7	1.7	9%	21.4	19.7	1.7	9%
'- Parking transactions	63.0	—	63.0	NM	63.0	56.8	6.2	11%
'- Fleet transactions	112.9	128.4	(15.6)	(12)%	112.9	111.4	1.4	1%
'- Other transactions	10.0	5.7	4.3	75%	10.0	5.7	4.3	75%
CORPORATE PAYMENTS
'- Revenues, net	$288.5	$246.0	$42.5	17%	$289.6	$246.0	$43.6	18%
'- Spend volume	$42,879	$36,033	$6,845	19%	$42,879	$36,033	$6,845	19%
'- Revenues, net per spend $	0.67%	0.68%	(0.01)%	(1)%	0.68%	0.68%	—%	—%
LODGING PAYMENTS
'- Revenues, net	$122.4	$136.6	$(14.2)	(10)%	$122.5	$136.6	$(14.1)	(10)%
'- Room nights	8.7	9.3	(0.6)	(6)%	8.7	9.3	(0.6)	(6)%
'- Revenues, net per room night	$13.99	$14.65	$(0.66)	(5)%	$14.00	$14.65	$(0.65)	(4)%
OTHER[1]
'- Revenues, net	$54.6	$56.0	$(1.4)	(2)%	$54.7	$56.0	$(1.3)	(2)%
'- Transactions	349.3	296.5	52.8	18%	349.3	296.5	52.8	18%
'- Revenues, net per transaction	$0.16	$0.19	$(0.03)	(17)%	$0.16	$0.19	$(0.03)	(17)%
CORPAY CONSOLIDATED REVENUES
'- Revenues, net	$975.7	$948.2	$27.5	3%	$985.1	$930.6	$54.5	6%

[1] Other includes Gift and Payroll Card operating segments.
[2] See Exhibit 5 for a reconciliation of Pro forma and Macro Adjusted revenue by segment and metrics, non-GAAP measures, to the GAAP equivalent.
[3] Represents total tag subscription transactions in the quarter. Average monthly tag subscriptions for the second quarter of 2024 is 7.1 million.
* Columns may not calculate due to rounding.
NM = Not Meaningful

Exhibit 3
Revenues by Geography and Segment
(In millions)
(Unaudited)

Revenues, net by Geography*	Three Months Ended June 30,				Six Months Ended June 30,
	2024	%	2023	%	2024	%	2023	%
US	$529	54%	$535	56%	$1,033	54%	$1,048	57%
Brazil	149	15%	126	13%	298	16%	248	13%
UK	124	13%	111	12%	246	13%	219	12%
Other	174	18%	176	19%	334	17%	334	18%
Consolidated Revenues, net	$976	100%	$948	100%	$1,911	100%	$1,850	100%

*Columns may not calculate due to rounding.

Revenues, net by Segment*	Three Months Ended June 30,				Six Months Ended June 30,
	2024	%	2023	%	2024	%	2023	%
Vehicle Payments	$510	52%	$510	54%	$1,004	53%	$1,005	54%
Corporate Payments	288	30%	246	26%	554	29%	472	26%
Lodging Payments	122	13%	137	14%	234	12%	259	14%
Other	55	6%	56	6%	119	6%	113	6%
Consolidated Revenues, net	$976	100%	$948	100%	$1,911	100%	$1,850	100%

*Columns may not calculate due to rounding.

Exhibit 4
Segment Results*
(In thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2024[1]	2023[2]	% Change	2024[1]	2023	% Change
Revenues, net:
Vehicle Payments	$510,278	$509,630	—%	$1,004,339	$1,005,120	—%
Corporate Payments	288,479	246,012	17%	553,875	472,184	17%
Lodging Payments	122,377	136,564	(10)%	233,672	258,898	(10)%
Other[3]	54,576	55,968	(2)%	119,075	113,305	5%
	$975,710	$948,174	3%	$1,910,961	$1,849,507	3%
Operating income:
Vehicle Payments	$242,025	$232,506	4%	$467,720	$455,986	3%
Corporate Payments	120,556	95,708	26%	225,267	176,090	28%
Lodging Payments	56,391	68,246	(17)%	103,668	122,809	(16)%
Other[3]	14,367	16,190	(11)%	34,022	32,960	3%
	$433,339	$412,650	5%	$830,677	$787,845	5%
Depreciation and amortization:
Vehicle Payments	$49,765	$51,926	(4)%	$100,087	$102,276	(2)%
Corporate Payments	20,698	17,779	16%	41,501	37,939	9%
Lodging Payments	11,965	11,661	3%	23,595	23,059	2%
Other[3]	1,914	2,310	(17)%	3,919	4,634	(15)%
	$84,342	$83,676	1%	$169,102	$167,908	1%
Capital expenditures:
Vehicle Payments	$30,254	$29,014	4%	$58,448	$53,986	8%
Corporate Payments	7,581	7,832	(3)%	14,857	14,676	1%
Lodging Payments	4,589	3,496	31%	9,415	6,873	37%
Other[3]	1,673	1,842	(9)%	2,569	3,388	(24)%
	$44,097	$42,184	5%	$85,289	$78,923	8%

[1] Results from Zapay acquired in the first quarter of 2024 are reported in the Vehicle Payments segment from the date of acquisition.
[2] The results of our Russian business disposed of in August 2023 are included in our Vehicle Payments segment for all periods prior to disposition.
[3] Other includes Gift and Payroll Card operating segments.
*Columns may not calculate due to rounding.

Exhibit 5
Reconciliation of Non-GAAP Revenue and Key Performance Metric
by Segment to GAAP
(In millions)
(Unaudited)

	Revenues, net		Key Performance Metric
	Three Months Ended June 30,		Three Months Ended June 30,
	2024*	2023*	2024*	2023*
VEHICLE PAYMENTS - TRANSACTIONS
Pro forma and macro adjusted	$518.3	$492.0	207.3	193.7
Impact of acquisitions/dispositions	—	17.6	—	(39.8)
Impact of fuel prices/spread	(0.1)	—	—	—
Impact of foreign exchange rates	(7.9)	—	—	—
As reported	$510.3	$509.6	207.3	153.9
CORPORATE PAYMENTS - SPEND
Pro forma and macro adjusted	$289.6	$246.0	$42,879	$36,033
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	(1.2)	—	—	—
As reported	$288.5	$246.0	$42,879	$36,033
LODGING PAYMENTS - ROOM NIGHTS
Pro forma and macro adjusted	$122.5	$136.6	8.7	9.3
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	(0.1)	—	—	—
As reported	$122.4	$136.6	8.7	9.3
OTHER[1]- TRANSACTIONS
Pro forma and macro adjusted	$54.7	$56.0	349.3	296.5
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	(0.1)	—	—	—
As reported	$54.6	$56.0	349.3	296.5

CORPAY CONSOLIDATED REVENUES
Pro forma and macro adjusted	$985.1	$930.6	Intentionally Left Blank
Impact of acquisitions/dispositions	—	17.6
Impact of fuel prices/spread	(0.1)	—
Impact of foreign exchange rates[2]	(9.3)	—
As reported	$975.7	$948.2

[1] Other includes Gift and Payroll Card operating segments.
[2] Revenues reflect an estimated $9 million negative impact from movements in foreign exchange rates.
* Columns may not calculate due to rounding.

Exhibit 6
RECONCILIATION OF NON-GAAP EBITDA MEASURES
(In millions)
(Unaudited)

The following table reconciles EBITDA and EBITDA margin to net income from operations.*

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income from operations	$251.7	$239.7	$481.5	$454.5
Provision for income taxes	82.5	86.9	158.0	166.9
Interest expense, net	94.7	88.5	183.8	168.3
Other expense (income), net	4.5	(2.4)	7.6	(1.7)
Investment gain	—	—	(0.2)	(0.2)
Depreciation and amortization	84.3	83.7	169.1	167.9
Other operating, net	—	0.8	0.3	1.5
EBITDA	$517.7	$497.1	$1,000.1	$957.2

Revenues, net	$975.7	$948.2	$1,911.0	$1,849.5
EBITDA margin	53.1%	52.4%	52.3%	51.8%

* Columns may not calculate due to rounding.

Exhibit 7
RECONCILIATION OF NON-GAAP GUIDANCE MEASURES
(In millions, except per share amounts)
(Unaudited)

The following table reconciles third quarter 2024 and full year 2024 financial guidance for net income to adjusted net income and adjusted net income per diluted share, at both ends of the range:

	2024 GUIDANCE
	Low*	High*
Net income	$1,058	$1,088
Net income per diluted share	$14.85	$15.15

Stock based compensation	107	107
Amortization	233	233
Other	38	38
Total pre-tax adjustments	378	378

Income taxes	(91)	(91)
Adjusted net income	$1,345	$1,375
Adjusted net income per diluted share	$18.85	$19.15

Diluted shares	72	72

	Q3 2024 GUIDANCE
	Low*	High*
Net income	$273	$283
Net income per diluted share	$3.88	$3.98

Stock based compensation	28	28
Amortization	59	59
Other	7	7
Total pre-tax adjustments	94	94

Income taxes	(22)	(22)
Adjusted net income	$345	$355
Adjusted net income per diluted share	$4.90	$5.00

Diluted shares	71	71

* Columns may not calculate due to rounding.